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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 15, 1997
                        (Date of earliest event reported)

                              LUNN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                       0-1298                        11-1581582
(State or other            (Commission File Number)       (I.R.S. Employer
 jurisdiction of                                          Identification No.)
 incorporation)

                              1 Garvies Point Road
                         Glen Cove, New York 11542-2828
               (Address of principal executive offices; zip code)

                                 (516) 671-9000
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

On May 15, 1997, Alcore, Inc. ("Alcore"), a wholly owned subsidiary of Lunn Industries, Inc. (the "Company") purchased two adjacent parcels of land containing approximately 7.29 acres, in the aggregate, in the Riverside Business Park at 1324 and 1326 Brass Mill Road in Belcamp, Maryland together with all improvements located thereon including a building containing approximately 50,000 square feet, which Alcore previously leased. The purchase price of both parcels amounted to $2.03 million. The undeveloped land consisting of 3.06 acres and the second parcel consisting of 4.23 acres were purchased for $275,000 and $1.75 million, respectively, from BLC Properties, Inc., 1250 Brass Mill Road, Belcamp, Maryland. The leasehold interest, for the building located on the second parcel held by Alcore's former landlord, was also transferred to Alcore.

Alcore intends to renovate and expand the existing building by adding approximately 15,000 square feet and to acquire certain necessary and useful machinery and equipment to grow the business of Alcore.

Alcore obtained financing for the acquisition, renovation and expansion of this property through municipal financing and tax credits. Alcore raised $2.6 million through the issuance of tax exempt revenue bonds issued by the Maryland Industrial Development Financing Authority. Additionally, $810,000 was borrowed from the Maryland Industrial and Commercial Redevelopment Fund and $60,000 from Harford County, Maryland. Alcore was issued tax credits by Harford County, Maryland over a three year period totaling $30,000. The Company has guaranteed the Letter of Credit issued pursuant to this municipal bond financing in favor of First Union National Bank of North Carolina.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

10.1 Promissory note dated May 15, 1997 payable to the Maryland Industrial Development Financing Authority for the sum of $2.6 million.

10.2 Loan Agreement dated as of May 1, 1997 between Maryland Industrial Development Authority and Alcore, Inc.

10.3 Trust Indenture dated as of May 1, 1997 by and among Maryland Industrial Development Financing Authority, First Union National Bank of Virginia and Branch Banking and Trust Company.


10.4 Guaranty Agreement dated May 1, 1997 made by Lunn Industries, Inc. in favor of First Union National Bank of North Carolina.

10.5 Letter of Credit and Reimbursement Agreement by and between Alcore, Inc. And First Union National Bank of North Carolina dated May 1, 1997.


10.6 Security Agreement dated as of May 1, 1997 by and among Alcore, Inc., Lunn Industries, Inc., First Union Bank of North Carolina, The Maryland Industrial Development Financing Authority and First Union National Bank of Maryland.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 LUNN INDUSTRIES, INC.

Date:    May 30, 1997                            By:  s/ Alan Baldwin
                                                      ------------------------
                                                      Alan Baldwin
                                                      Chairman of the Board
                                                      Chief Executive Officer

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                                Index of Exhibits

10.1 Promissory note dated May 15, 1997 payable to the Maryland Industrial Development Financing Authority for the sum of $2.6 million.

10.2 Loan Agreement dated as of May 1, 1997 between Maryland Industrial Development Authority and Alcore, Inc.

10.3 Trust Indenture dated as of May 1, 1997 by and among Maryland Industrial Development Financing Authority, First Union National Bank of Virginia and Branch Banking and Trust Company.

10.4 Guaranty Agreement dated May 1, 1997 made by Lunn Industries, Inc. in favor of First Union National Bank of North Carolina.

10.5 Letter of Credit and Reimbursement Agreement by and between Alcore, Inc. And First Union National Bank of North Carolina dated May 1, 1997.

10.6 Security Agreement dated as of May 1, 1997 by and among Alcore, Inc., Lunn Industries, Inc., First Union Bank of North Carolina, The Maryland Industrial Development Financing Authority and First Union National Bank of Maryland.

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